EV Energy Partners Announces First Quarter 2012 Results

HOUSTON, TX — May 9, 2012 — (MARKETWIRE) — EV Energy Partners, L.P. (Nasdaq:EVEP) today announced results for the first quarter 2012 and filed its Form 10-Q with the Securities and Exchange Commission.

First Quarter 2012 Results

Adjusted EBITDAX for the quarter was $64.5 million, a 27 percent increase over the first quarter of 2011 and an 18 percent increase versus the fourth quarter of 2011. Distributable Cash Flow for the quarter was $34.6 million, a 10 percent increase over the first quarter of 2011 and a 12 percent increase versus the fourth quarter of 2011. The increases in Adjusted EBITDAX and Distributable Cash Flow, which are described in the attached table under “Non-GAAP Measures,” are primarily due to acquisitions completed during 2011.

Production for the first quarter of 2012 was 10.3 Bcf of natural gas, 285 MBbls of crude oil and 423 MBbls of natural gas liquids, or 14.5 Bcfe. This represents a 47 percent increase from first quarter 2011 production of 9.9 Bcfe and a 30 percent increase from the fourth quarter 2011 production of 11.1 Bcfe, primarily due to acquisitions completed during 2011.

For the first quarter of 2012, EVEP reported a net income of $28.6 million, or $0.69 per basic and diluted weighted average limited partner unit outstanding. Included in net income were $11.7 million of unrealized gains on commodity and interest rate derivatives, $0.6 million of non-cash realized losses related to derivatives acquired in a December 2010 acquisition that settled during the quarter, a $1.2 million non-cash charge to lease operating expense related to oil in tanks purchased in connection with 2011 acquisitions, $2.2 million of dry hole and exploration costs, a $0.6 million impairment charge primarily related to non-core assets sold during the quarter, $0.6 million of non-cash deferred income taxes and $4.3 million of non-cash costs contained in general and administrative expenses. Also contained in general and administrative expenses were $1.8 million of costs associated with the annual vesting of phantom units during the first quarter and $0.2 million of acquisition related due diligence and transaction costs.

The $11.7 million unrealized gain on derivatives for the first quarter of 2012 was due to the decrease in future natural gas and NGL prices, partially offset by the increase in future crude oil prices that occurred from December 31, 2011 to March 31, 2012 and the effect of such price changes on the mark-to-market valuation of EVEP’s outstanding commodity derivatives which extend through December 2015.

For the first quarter of 2011, EVEP reported a net loss of $34.0 million, or ($1.14) per basic and diluted weighted average limited partner unit outstanding. Included in net loss were $54.6 million of unrealized losses on commodity and interest rate derivatives, a $1.6 million impairment charge related to non-core assets sold during the quarter and $2.1 million of non-cash costs contained in general and administrative expenses. Also contained in general and administrative expenses were $1.0 million of costs associated with the annual vesting of phantom units during the first quarter and $0.3 million of acquisition related due diligence and transaction costs. For the fourth quarter of 2011, net income was $9.7 million, or $0.27 per basic and diluted weighted average limited partner unit outstanding. Included in net income were $2.3 million of unrealized gains on commodity and interest rate derivatives, $1.1 million non-cash realized losses related to derivatives acquired in a December 2010 acquisition that settled during the quarter, $10.5 million of dry hole and exploration costs, $4.4 million of impairment costs primarily related to assets held for sale, a $4.0 million gain on the sale of assets related to Utica Shale acreage and $3.2 million of non-cash costs contained in general and administrative expenses. Also contained in general and administrative expenses were approximately $2.3 million of acquisition related due diligence and transaction costs.

Mark Houser, President and CEO, said, "We are pleased with this quarter’s results, the completion of our common unit and Senior Notes offerings with proceeds used to repay bank debt incurred to fund 2011 acquisitions, and our progress in integrating these acquisitions.  Preparations continue for the launch, expected by the end of this quarter, of the process to sell or monetize all or a portion of our approximately 150,000 Utica Shale net working interest acres in Ohio. Our Utica Shale drilling program for the year has also begun, with one well recently completed and a second well in the drilling stage.”

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available on our first quarter 2012 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP web site at http://www.evenergypartners.com.

Conference Call

As announced on April 26, 2012, EV Energy Partners, L.P. will host an investor conference call Wednesday, May 9, 2012 at 4:30 p.m. Eastern Time. Investors interested in participating in the call may dial (480) 629-9771 (quote conference ID 4534936) at least 5 minutes prior to the start time, or may listen live over the internet through the investor relations section of the EVEP web site at http://www.evenergypartners.com.

EV Energy Partners, L.P., is a master limited partnership engaged in acquiring, producing and developing oil and gas properties. More information about EVEP is available at http://www.evenergypartners.com.

(code #: EVEP/G)

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by EVEP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of EVEP, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the EVEP's reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months Ended March 31,
	2012	2011
Production data:
Oil (MBbls)	285	208
Natural gas liquids (MBbls)	423	270
Natural gas (MMcf)	10,263	7,004
Net production (MMcfe)	14,513	9,871
Average sales price per unit : (1)
Oil (Bbl)	$100.05	$89.88
Natural gas liquids (Bbl)	46.42	48.06
Natural gas (Mcf)	2.79	3.99
Mcfe	5.29	6.04
Average unit cost per Mcfe:
Production costs:
Lease operating expenses (2)	$1.97	$1.76
Production taxes	0.23	0.27
Total	2.20	2.03
Asset retirement obligations accretion expense	0.08	0.10
Depreciation, depletion and amortization	1.69	1.78
General and administrative expenses	0.83	0.87

(1) Prior to the effects of net commodity derivitive gains or losses

(2) Lease operating expenses for the three months ended March 31, 2012 contains $1.2 million ($0.08 per mcfe) of non-cash charges related to oil in tanks pruchased in connection with 2011 acquisitions.

Condensed Consolidated Balance Sheets

(in $ thousands)

(unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$34,425	$30,312
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	45,486	36,926
Related party	2,354	-
Other	696	459
Derivative asset	92,483	81,772
Other current assets	1,914	3,084
Assets held for sale	69	6,597
Total current assets	177,427	159,150

Oil and natural gas properties, net of accumulated depreciation, depletion, and amortization; March 31, 2012, $268,644; December 31, 2011, $244,092	1,815,984	1,768,529
Other property, net of accumulated depreciation and amortization; March 31, 2012, $486; December 31, 2011, $447	1,363	1,345
Long-term derivative asset	60,295	57,643
Other assets	24,849	16,557
Total assets	$2,079,918	$2,003,224

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities:
Third party	$54,695	$34,705
Related party	-	870
Derivative liability	1,355	618
Liabilities held for sale	-	602
Total current liabilities	56,050	36,795

Asset retirement obligations	93,520	90,803
Long–term debt	734,167	953,023
Long–term liabilities	1,131	2,564
Long–term derivative liability	1,549	-

Commitments and contingencies

Owners’ equity:
Common unitholders - 38,447,350 units and 34,173,650 units issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	1,203,464	935,435
Class B unitholders - 3,873,357 units issued and outstanding as of March 31, 2012 and December 31, 2011	(35)	232
General partner interest	(9,928)	(15,618)
Total owners' equity	1,193,501	920,039
Total liabilities and owners' equity	$2,079,918	$2,003,224

Condensed Consolidated Statements of Operations

(in $ thousands, except per unit data)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Oil, natural gas and natural gas liquids	$76,801	$59,621
Transportation and marketing–related	930	1,401
Total revenues	77,731	61,022

Operating costs and expenses:
Lease operating expenses	28,600	17,362
Cost of purchased natural gas	645	1,050
Dry hole and exploration costs	2,173	403
Production taxes	3,282	2,651
Asset retirement obligations accretion expense	1,208	966

Depreciation, depletion and amortization	24,591	17,564
General and administrative expenses	12,117	8,593
Impairment of oil and natural gas properties	635	1,588
Total operating costs and expenses	73,251	50,177

Operating income	4,480	10,845

Other income (expense), net:
Realized gains on derivatives, net	24,190	15,038
Unrealized gains (losses) on derivatives, net	11,661	(54,551)
Interest expense	(11,084)	(5,159)
Other income (expense), net	4	(80)
Total other income (expense), net	24,771	(44,752)

Income (loss) before income taxes	29,251	(33,907)
Income taxes	(658)	(82)
Net income (loss)	$28,593	$(33,989)
General partner’s interest in net income (loss), including incentive distribution rights	$572	$2,254
Limited partners’ interest net income (loss)	$28,021	$(36,243)
Net income (loss) per limited partner unit:
Basic	$0.69	$(1.14)
Diluted	$0.69	$(1.14)
Weighted average limited partner units outstanding:
Basic	40,440	31,696
Diluted	40,760	31,696

Distributions declared per unit	$0.764	$0.760

Condensed Consolidated Statements of Cash Flows

(in $ thousands)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011

Cash flows from operating activities:
Net income (loss)	$28,593	$(33,989)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Dry hole costs	225	2
Asset retirement obligations accretion expense	1,208	966
Depreciation, depletion and amortization	24,591	17,564
Equity–based compensation	4,280	2,137
Impairment of oil and natural gas properties	635	1,588
Noncash derivative activity	(11,661)	54,551
Deferred income taxes	581	-
Other	1,714	273
Changes in operating assets and liabilities:
Accounts receivable	(11,150)	(8,738)
Other current assets	245	(171)
Accounts payable and accrued liabilities	20,382	1,857
Other, net	(1,144)	(154)
Net cash flows provided by operating activities	58,499	35,886

Cash flows from investing activities:
Acquisitions of oil and natural gas properties	(36,544)	-
Additions to oil and natural gas properties	(29,067)	(13,407)
Proceeds from sale of oil and natural gas properties	5,489	-
Investments in unconsolidated affiliates	(11,597)	-
Settlements from acquired derivatives	1,687	-
Net cash flows used in investing activities	(70,032)	(13,407)

Cash flows from financing activities:
Long-term debt borrowings	35,000	-
Repayments of long-term debt borrowings	(460,000)	(431,500)
Proceeds from debt offering	206,000	292,500
Loan costs paid	(3,929)	(695)
Proceeds from equity offering	262,833	147,108
Offering costs	(157)	(248)
Contributions from general partner	5,714	3,191
Distributions paid	(29,815)	(26,477)
Net cash flows provided by (used in) financing activities	15,646	(16,121)

Increase in cash and cash equivalents	4,113	6,358
Cash and cash equivalents – beginning of period	30,312	23,127
Cash and cash equivalents – end of period	$34,425	$29,485

Non-GAAP Measures

We define Adjusted EBITDAX as net income (loss) plus income tax provision, interest expense, net, realized losses on interest rate swaps, depreciation, depletion and amortization, asset retirement obligation accretion expense, non-cash realized losses on commodity derivatives, unrealized (gains) losses on derivatives, non-cash equity compensation, impairments of oil and natural gas properties, write down of crude inventory, and dry hole and exploration costs. Distributable Cash Flow is defined as Adjusted EBITDAX less cash income tax provision, cash interest expense, net, realized losses on interest rate swaps, and estimated maintenance capital expenditures.

Adjusted EBITDAX and Distributable Cash Flow are used by our management to provide additional information and statistics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. These financial measures indicate to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDAX and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDAX and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX and Distributable Cash Flow exclude some, but not all, items that affect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDAX and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Income (Loss) to Adjusted EBITDAX and Distributable Cash Flow

(in $ thousands)

	Three Months Ended March 31,
	2012	2011

Net income (loss)	$28,593	$(33,989)
Add:
Income taxes	658	82
Interest expense, net	11,077	5,154
Realized losses on interest rate swaps	1,116	2,139
Depreciation, depletion and amortization	24,591	17,564
Asset retirement obligation accretion expense	1,208	966
Non-cash realized losses on commodity derivatives	584	-
Unrealized (gains) losses on derivatives	(11,661)	54,551
Non-cash equity compensation expense	4,280	2,137
Impairment of oil and natural gas properties	635	1,588
Non-cash inventory write down expense	1,202	-
Dry hole and exploration costs	2,173	403
Adjusted EBITDAX	$64,457	$50,595

Less:
Cash income taxes	78	82
Cash interest expense, net	10,498	4,935
Realized losses on interest rate swaps	1,116	2,139
Estimated maintenance capital expenditures (1)	18,141	11,846
Distributable Cash Flow	$34,623	$31,593

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

SOURCE: EV Energy Partners, L.P.

EV Energy Partners, L.P., Houston

Michael E. Mercer, 713-651-1144

http://www.evenergypartners.com